Exhibit 5.1

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP	Brussels Hong Kong London Los Angeles San Francisco Tokyo Toronto Washington, D.C. Wilmington
1285 Avenue of the Americas New York, NY 10019-6064 +1 212 373 3000 +1 212-757-3990

November 12, 2025
Rollins, Inc.
2170 Piedmont Road, N.E.
Atlanta, Georgia 30324
Registration Statement on Form S-3
(Registration No. 333-272422)
Ladies and Gentlemen:
We have acted as special counsel to Rollins, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Securities Act of 44,509,814 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (“Common Stock”), that may be offered by certain stockholders of the Company (the “Selling Stockholders”) (including shares that may be sold by certain stockholders of the Company upon exercise of the underwriters’ over-allotment option.)

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In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1.    the Registration Statement; and
2.    the Underwriting Agreement (the “Underwriting Agreement”), dated as of November 10, 2025, among the Underwriters named on Schedule I thereto, the Selling Stockholders and the Company.
In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the sale by the Selling Stockholders of the Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters

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of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.
The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules.
Very truly yours,
/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP
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